UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 28, 2015

ASHLAND INC.
(Exact name of registrant as specified in its charter)

Kentucky
(State or other jurisdiction of incorporation)

1-32532	20-0865835
(Commission File Number)	(I.R.S. Employer Identification No.)

50 E. RiverCenter Boulevard
P.O. Box 391
Covington, Kentucky  41012-0391
Registrant’s telephone number, including area code (859) 815-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On January 28, 2015, Ashland Inc. (“Ashland”) entered into agreements with each of Deutsche Bank AG, London Branch (“Deutsche Bank”) and J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, N.A. (“JPMorgan”) to repurchase an aggregate of approximately $270 million of Ashland’s common stock (the “Repurchase”). The Repurchase is part of Ashland’s previously announced $1.35 billion share repurchase authorization.

The Repurchase is entered into under the previously filed Master Confirmation – Uncollared Accelerated Share Repurchase, dated August 5, 2014, between Ashland and each of Deutsche Bank and JPMorgan, as supplemented by a Supplemental Confirmation (the “ASR Agreements”).  Under the terms of the ASR Agreements, on January 29, 2015, Ashland made a payment of approximately $135 million to each of Deutsche Bank and JPMorgan and received from each of them an initial delivery of approximately 925 thousand shares of Ashland’s common stock, based on current market prices. The final number of shares to be repurchased will be based on the volume-weighted average stock price of Ashland’s common stock during the term of the transaction, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Agreements. At settlement, under certain circumstances, each of Deutsche Bank and JPMorgan may be required to deliver additional shares of common stock to Ashland, or under certain circumstances, Ashland may be required to deliver shares of common stock or to make a cash payment, at its election, to Deutsche Bank and JPMorgan.  The Repurchase is scheduled to terminate no later than July 2015 but may be terminated early in certain circumstances.

Each of the ASR Agreements contains customary terms for these types of transactions, including, but not limited to, the mechanisms to determine the number of shares or the amount of cash that will be delivered at settlement, the required timing of delivery of the shares, the specific circumstances under which adjustments may be made to the transactions, the specific circumstances under which the transactions may be terminated prior to its scheduled maturity and various acknowledgements, representations and warranties made by Ashland and Deutsche Bank or JPMorgan, as applicable, to one another.

From time to time, Deutsche Bank, JPMorgan and/or their affiliates have directly and indirectly engaged, and may engage in the future, in investment and/or commercial banking transactions with Ashland for which they have received, or may receive, customary compensation, fees and expense reimbursement.

The foregoing description of the ASR Agreements does not purport to be complete and is qualified in its entirety by reference to the ASR Agreements, copies of which were previously filed by Ashland in a Form 8-K filed on August 6, 2014, and are incorporated herein by reference.  The ASR Agreements are also discussed in the news release attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Ashland believes that its expectations and assumptions above are reasonable, but there can be no assurance that the expectations reflected, including the aggregate number and dollar amount of shares to be repurchased under, and the timing of completion of, the ASR Agreements, will be achieved.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits
10.1
Master Confirmation - Uncollared Accelerated Share Repurchase (including the Form of Supplemental Confirmation), dated August 5, 2014, between Ashland Inc. and Deutsche Bank AG, London Branch (filed as Exhibit 10.1 to Ashland’s Form 8-K filed on August 6, 2014 (SEC File No. 001-32532), and incorporated herein by reference).

10.2
Master Confirmation – Uncollared Accelerated Share Repurchase (including the Form of Supplemental Confirmation), dated August 5, 2014, between Ashland Inc. and J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, N.A. (filed as Exhibit 10.2 to Ashland’s Form 8-K filed on August 6, 2014 (SEC File No. 001-32532), and incorporated herein by reference).

99.1	News Release dated January 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHLAND INC.
(Registrant)

January 29, 2015	/s/ Peter J. Ganz
Peter J. Ganz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

10.1
Master Confirmation - Uncollared Accelerated Share Repurchase (including the Form of Supplemental Confirmation), dated August 5, 2014, between Ashland Inc. and Deutsche Bank AG, London Branch (filed as Exhibit 10.1 to Ashland’s Form 8-K filed on August 6, 2014 (SEC File No. 001-32532), and incorporated herein by reference).

10.2
Master Confirmation – Uncollared Accelerated Share Repurchase (including the Form of Supplemental Confirmation), dated August 5, 2014, between Ashland Inc. and J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, N.A. (filed as Exhibit 10.2 to Ashland’s Form 8-K filed on August 6, 2014 (SEC File No. 001-32532), and incorporated herein by reference).

99.1	News Release dated January 29, 2015.